SUPPLEMENTAL INFORMATION Q2 2025 August 5, 2025 Exhibit 99.2

FORWARD LOOKING STATEMENTS In addition to historical information, this presentation may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, which are subject to known and unknown risks, uncertainties and other important factors that may cause actual results to be materially different from the statements made herein. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial position, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to any historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “future,” “intend,” “outlook,” “potential,” “project,” “projection,” “plan,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other similar expressions. You should evaluate all forward-looking statements made in this presentation in the context of the risks and uncertainties disclosed in our filings with the Securities and Exchange Commission (the “SEC”), accessible on the SEC’s website at www.sec.gov and the Investors Relations section of the Company’s website at https://investors.firstwatch.com/financial-information/sec- filings. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the following: our vulnerability to changes in consumer preferences and economic conditions such as inflation and recession; uncertainty regarding the Russia and Ukraine war, war and unrest in the Middle East and the related impact on macroeconomic conditions, including inflation, as a result of such conflicts or other related events; our vulnerability to changes in economic conditions and consumer preferences; our inability to successfully open new restaurants or establish new markets; our inability to effectively manage our growth; potential negative impacts on sales at our and our franchisees’ restaurants as a result of our opening new restaurants; a decline in visitors to any of the retail centers, lifestyle centers, or entertainment centers where our restaurants are located; lower than expected same- restaurant sales growth; unsuccessful marketing programs and limited time new offerings; changes in the cost of food; unprofitability or closure of new restaurants or lower than previously experienced performance in existing restaurants; our inability to compete effectively for customers; unsuccessful financial performance of our franchisees; our limited control over our franchisees’ operations; our inability to maintain good relationships with our franchisees; conflicts of interest with our franchisees; the geographic concentration of our system-wide restaurant base in the southeast portion of the United States; damage to our reputation and negative publicity; our inability or failure to recognize, respond to and effectively manage the accelerated impact of social media; our limited number of suppliers and distributors for several of our frequently used ingredients and shortages or disruptions in the supply or delivery of such ingredients; information technology system failures or breaches of our network security; our failure to comply with federal and state laws and regulations relating to privacy, data protection, advertising and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection, advertising and consumer protection; our potential liability with our gift cards under the property laws of some states; our failure to enforce and maintain our trademarks and protect our other intellectual property; litigation with respect to intellectual property assets; our dependence on our executive officers and certain other key employees; our inability to identify, hire, train and retain qualified individuals for our workforce; our failure to obtain or to properly verify the employment eligibility of our employees; our failure to maintain our corporate culture as we grow; unionization activities among our employees; employment and labor law proceedings; labor shortages or increased labor costs or health care costs; risks associated with leasing property subject to long-term and non-cancelable leases; risks related to our sale of alcoholic beverages; costly and complex compliance with federal, state and local laws, including trade and tax policies; changes in accounting principles applicable to us; our vulnerability to natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism; our inability to secure additional capital to support business growth; our level of indebtedness; failure to comply with covenants under our credit facility; and the interests of our largest stockholder may differ from those of public stockholders. The forward-looking statements included in this presentation are made only as of the date hereof and are expressly qualified in their entirety by these cautionary statements. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. NON-GAAP FINANCIAL MEASURES (UNAUDITED) To supplement the consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use the following non-GAAP measures, which present operating results on an adjusted basis: (i) Adjusted EBITDA, (ii) Adjusted EBITDA margin, (iii) Restaurant level operating profit and (iv) Restaurant level operating profit margin. Our presentation of these non-GAAP measures includes isolating the effects of some items that are either nonrecurring in nature or have no meaningful correlation to our ongoing core operating performance. These supplemental measures of performance are not required by or presented in accordance with GAAP. Management believes these non-GAAP measures provide investors with additional visibility into our operations, facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance, help to identify operational trends and allow for greater transparency with respect to key metrics used by Management in our financial and operational decision making. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies and have important limitations as analytical tools. These non-GAAP measures should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP as they may not provide a complete understanding of our performance. These non-GAAP measures should be reviewed in conjunction with our consolidated financial statements prepared in accordance with GAAP. This presentation does not constitute an offer to sell or a solicitation of an offer to buy any securities. 2 CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS AND NON-GAAP FINANCIAL MEASURES

GOOD MORNING!

We are First Watch.

We're the leaders of the **Daytime Dining** category – a segment comprised of culinary-driven concepts operating exclusively during daytime hours. Our performance and successes are achieved during *one* 7½-hour shift, from 7 a.m. to 2:30 p.m.

We serve **made-to-order** breakfast, brunch and lunch using fresh ingredients, and our culture is built around a simple, people-focused mission: "You First."

Our **elevated offering** capitalizes on three long-term consumer trends: the attractive breakfast daypart, an increasing demand for fresh, healthy food and the heightened importance of on-demand dining.

We appeal to a **broad mix of customers** across generations from Gen Z to Baby Boomers.

Since 1983, we have delivered sales and unit growth as a result of our broad brand appeal. At the end of the second quarter, we operated 600 system-wide restaurants in 31 states, and we believe we're just getting started.



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PERFORMANCE & COMMENTARY Q2 2025

6 Q2 2025 HIGHLIGHTS Q2 2025 Highlights: • Total revenues increased 19.1% to $307.9 million as compared to $258.6 million in the same period of 2024 • System-wide sales increased 15.8% to $346.2 million as compared to $299.0 million in the same period of 2024 • Same-restaurant sales growth of 3.5% • Same-restaurant traffic growth of 2.0% • Income from operations margin decreased to 2.4% as compared to 6.4% in the same period of 2024 • Restaurant level operating profit margin* decreased to 18.6% as compared to 21.9% in the same period of 2024 • Net income decreased to $2.1 million, or $0.03 per diluted share as compared to $8.9 million, or $0.14 per diluted share, in the same period of 2024 • Adjusted EBITDA* decreased to $30.4 million as compared to $35.3 million in the same period of 2024 • Opened 17 system-wide restaurants in 8 states, with 1 planned closure, resulting in a total of 600 system-wide restaurants (531 company-owned and 69 franchise-owned) across 31 states *See Non-GAAP Financial Measures Reconciliations section below.

“We delivered both positive same restaurant traffic growth and same restaurant sales growth in the second quarter, representing three consecutive quarters of sequential improvement. Looking ahead, we anticipate stronger profitability in the second half of the year and have raised our annual outlook for adjusted EBITDA accordingly. With continued outperformance of our newest restaurant classes and a robust development pipeline, we remain confident in our momentum through the balance of 2025 and beyond.” Chris Tomasso, First Watch CEO and President 7

A TASTE OF Q2

Spring| March 18 – June 2, 2025



BACON CHEDDAR CORNBREAD

Freshly baked cornbread with Cheddar and Monterey Jack, bacon and scallions. Topped with house-whipped honey butter.



WILD BERRY LAVENDER FRENCH TOAST

Thick-cut, custard-dipped challah bread griddled and topped with fresh strawberries and blueberries, warm mixed berry compote, lavender whipped cream, spiced gingerbread cookie crumbles and mint. Lightly dusted with powdered cinnamon sugar.



THE B.E.C.

Bacon. Egg. Cheddar. First Watch's twist on a traditional breakfast sandwich — hardwood smoked bacon, folded cage-free eggs, aged Cheddar, house-pickled sweet peppers and arugula with Calabrian chili aioli and roasted garlic aioli on griddled artisan sourdough bread. Served with lemon-dressed organic mixed greens.



PINEAPPLE EXPRESS

Fresh juice featuring pineapple, orange, coconut water, lime and agave with a mint crystal rim.

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A TASTE OF Q2 + Q3

Summer | June 3 – August 11, 2025



BLUEBERRY LEMON CORNBREAD

Freshly baked cornbread with sweet and juicy blueberries. Topped with house-whipped lemon butter and lightly dusted with powdered cinnamon sugar.



SHRIMP & GRITS

Sautéed Cajun shrimp and andouille sausage cooked Lowcountry-style with chicken stock, house-roasted tomatoes and onions, diced green bell peppers and scallions atop Bob's Red Mill Cheddar Parmesan Cheese grits. Served with artisan ciabatta toast.



ELOTE BREAKFAST BURRITO

Chorizo, scrambled cage-free eggs, freshly season potatoes, red bell pepper, Cheddar and Monterey Jack, seasoned black beans and fresh avocado. Wrapped in a grilled whole wheat tortilla, covered in Vera Cruz hollandaise and topped with house-roasted corn salsa, Cotija cheese, house-pickled red onions, chipotle aioli, Tajín® and cilantro.



WATERMELON WAKEUP

Fresh juice featuring watermelon, pineapple, lime and mint.

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Based upon second quarter results and current trends, the Company updated the following guidance metrics for the 52-week fiscal year ending December 28, 2025: • Adjusted EBITDA(1) in the range of $119.0 million to $123.0 million(2) • Blended tax rate of 35.0%-40.0% • Capital expenditures in the range of $148.0 million to $152.0 million invested primarily in new restaurant projects and planned remodels(3) The Company confirmed the following guidance metrics for the 52-week fiscal year ending December 28, 2025: • Same-restaurant sales growth percentage in the positive low-single digits with flat-to- slightly positive same-restaurant traffic growth percentage • Total revenue growth of ~20.0%(2) • 59 to 64 new system-wide restaurants, net of 3 company-owned restaurant closures (55 to 58 new company-owned restaurants and 7 to 9 new franchise-owned restaurants). 10 OUTLOOK (1) We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, a reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort. (2) Includes net impact of approximately 4.0% in total revenue growth and approximately $7.0 million in Adjusted EBITDA associated with completed and announced acquisitions. (3) Does not include the capital outlays associated with the acquisition of franchise-owned restaurants. OUTLOOK FOR FISCAL YEAR 2025

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

The following table summarizes our results of operations and the percentages of items in our Consolidated Statements of Operations in relation to Total revenues or, where indicated, Restaurant sales for fiscal years 2024, 2023, 2022, the thirteen and twenty-six weeks ended June 30, 2025 and thirteen weeks ended June 30, 2025:

	THIRTEEN WEEKS ENDED		THIRTEEN WEEKS ENDED		TWENTY-SIX WEEKS ENDED		TWENTY-SIX WEEKS ENDED		FISCAL YEAR					
(in thousands)	June 29, 2025		June 30, 2024		June 29, 2025		June 30, 2024		2024		2023		2022	
Revenues														
Restaurant sales	304,983	99.1%	255,457	98.8%	584,574	99.1%	494,765	98.8%	$ 1,004,355	98.9%	$ 877,092	98.4%	$ 719,181	98.5%
Franchise revenues	2,904	0.9%	3,104	1.2%	5,553	0.9%	6,245	1.2%	11,555	1.1%	14,459	1.6%	10,981	1.5%
Total revenues	307,887	100.0%	258,561	100.0%	590,127	100.0%	501,010	100.0%	1,015,910	100.0%	891,551	100.0%	730,162	100.0%
Operating costs and expenses														
Restaurant operating expenses (1) (exclusive of depreciation and amortization shown below):														
Food and beverage costs	71,978	23.6%	55,803	21.8%	138,625	23.7%	107,987	21.8%	223,097	22.2%	197,374	22.5%	172,561	24.0%
Labor and other related expenses	101,310	33.2%	83,841	32.8%	198,064	33.9%	163,576	33.1%	335,038	33.4%	294,010	33.5%	238,257	33.1%
Other restaurant operating expenses	46,603	15.3%	37,549	14.7%	90,862	15.5%	74,341	15.0%	151,968	15.1%	134,477	15.3%	114,476	15.9%
Occupancy expenses	24,809	8.1%	20,490	8.0%	47,958	8.2%	39,658	8.0%	82,694	8.2%	68,400	7.8%	59,919	8.3%
Pre-opening expenses	3,507	1.1%	1,828	0.7%	6,167	1.1%	3,395	0.7%	10,109	1.0%	7,173	0.8%	5,414	0.8%
General and administrative expenses	33,185	10.8%	27,189	10.5%	63,404	10.7%	54,847	10.9%	113,270	11.1%	103,121	11.6%	84,959	11.6%
Depreciation and amortization	18,136	5.9%	14,536	5.6%	34,693	5.9%	26,807	5.4%	57,715	5.7%	41,223	4.6%	34,230	4.7%
Impairments and loss on disposal of assets	127	0.0%	153	0.1%	136	0.0%	272	0.1%	525	0.1%	1,359	0.2%	920	0.1%
Transaction expenses, net	919	0.3%	725	0.3%	1,792	0.3%	1,394	0.3%	2,587	0.3%	3,147	0.4%	2,513	0.3%
Total operating costs and expenses	300,574	97.6%	242,114	93.6%	581,701	98.6%	472,277	94.3%	977,003	96.2%	850,284	95.4%	713,249	97.7%
Income from operations (1)	7,313	2.4%	16,447	6.4%	8,426	1.4%	28,733	5.8%	38,907	3.9%	41,267	4.7%	16,913	2.4%
Interest expense	(4,003)	(1.3)%	(3,381)	(1.3)%	(7,337)	(1.2)%	(5,980)	(1.2%)	(12,640)	(1.2)%	(8,063)	(0.9%)	(5,232)	(0.7%)
Other income, net	266	0.1%	713	0.3%	950	0.2%	1,039	0.2%	1,759	0.2%	2,871	0.3%	910	0.1%
Income before income taxes	3,576	1.2%	13,779	5.3%	2,039	0.3%	23,792	4.7%	28,026	2.8%	36,075	4.0%	12,591	1.7%
Income tax expense	(1,470)	(0.5)%	(4,879)	(1.9)%	(762)	(0.1)%	(7,678)	(1.5%)	(9,101)	(0.9)%	(10,690)	(1.2%)	(5,684)	(0.8%)
Net income	2,106	0.7%	8,900	3.4%	1,277	0.2%	16,114	3.2%	$ 18,925	1.9%	$ 25,385	2.8%	$ 6,907	0.9%
Net income	2,106		8,900		1,277		16,114		$ 18,925		$ 25,385		$ 6,907	
Other comprehensive income:														
Unrealized (loss) gain on derivatives	(125)		(99)		(1,008)		1,139		301		(889)		-	
Income tax related to other comprehensive income	31		25		251		(284)		(75)		222		-	
Comprehensive income	2,012		8,826		520		16,969		$ 19,151		$ 24,718		$ 6,907	
Net income per common share - basic	$ 0.03		$ 0.15		$ 0.02		$ 0.27		$ 0.31		$ 0.43		$ 0.12	
Net income per common share - diluted	$ 0.03		$ 0.14		$ 0.02		$ 0.26		$ 0.30		$ 0.41		$ 0.11	
Weighted average number of common shares outstanding - basic	61,005,648		60,384,696		60,886,525		60,198,743		60,365,393		59,531,404		59,097,512	
Weighted average number of common shares outstanding - diluted	62,579,658		62,464,424		62,732,072		62,507,183		62,351,222		61,191,613		60,140,045	

(1) Percentages are calculated as a percentage of restaurant sales

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SELECTED OPERATING DATA

	THIRTEEN WEEKS June 29, 2025	THIRTEEN WEEKS June 30, 2024	TWENTY-SIX WEEKS June 29, 2025	TWENTY-SIX WEEKS June 30, 2024	FISCAL YEAR 2024	FISCAL YEAR 2023	FISCAL YEAR 2022
Operating weeks	13	13	26	26	52	53	52
System-wide restaurants	600	538	600	538	572	524	474
Company-owned	531	459	531	459	489	425	366
Franchise-owned	69	79	69	79	83	99	108
System-wide sales (in thousands)	$346,209	$298,978	$669,208	$588,558	$1,184,469	$1,103,089	$914,816
Same-restaurant sales growth (1)	3.5%	(0.3)%	2.1%	0.1%	(0.5)%	7.6%	14.5%
Same-restaurant traffic growth (1)	2.0%	(4.0)%	0.6%	(4.2)%	(4.0)%	0.2%	7.7%
AUV (in thousands)*					$2,204	$2,250	$2,032
Income from operations (in thousands)	$7,313	$16,447	$8,426	$28,733	$38,907	$41,267	$16,913
Income from operations margin	2.4%	6.4%	1.4%	5.8%	3.9%	4.7%	2.4%
Restaurant level operating profit (in thousands) (2)	$56,776	$55,946	$102,898	$105,808	$201,761	$175,658	$128,936
Restaurant level operating profit margin (2)	18.6%	21.9%	17.6%	21.4%	20.1%	20.0%	17.9%
Net (loss) income (in thousands)	$2,106	$8,900	$1,277	$16,114	$18,925	$25,385	$6,907
Net (loss) income margin	0.7%	3.4%	0.2%	3.2%	1.9%	2.8%	0.9%
Adjusted EBITDA (in thousands) (3)	$30,379	$35,325	$53,132	$63,915	$113,836	$99,483	$69,278
Adjusted EBITDA margin (3)	9.9%	13.7%	9.0%	12.8%	11.2%	11.2%	9.5%

**Average unit volume presented on an annual basis only.*

(1) Comparing the 52-week period ended December 29, 2024 with the 52-week period ended December 31, 2023 in order to compare like-for-like periods. See "Key Performance Indicators" for additional information.

(2) Reconciliations from Income from operations and Income from operations margin, the most comparable GAAP measures to Restaurant level operating profit and Restaurant level operating profit margin, are set forth in the schedules within the Non-GAAP Financial Measure Reconciliations section below.

(3) Reconciliations from Net (loss) income and Net (loss) income margin, the most comparable GAAP measures to Adjusted EBITDA and Adjusted EBITDA margin, are set forth in the schedules within the Non-GAAP Financial Measure Reconciliations section below.

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APPENDIX

ATTRACTIVE NEW UNIT ECONOMICS, FLEXIBLE SIZE, WORKS EVERYWHERE

$2.7M	18-20%	~35%	18%+
Year 3 Avg Sales(1)	Year 3 Restaurant-Level Operating Profit (1)	Year 3 Cash-On-Cash Returns(1)(2)	IRR(3)

SYSTEM-WIDE RESTAURANT COUNT BY STATE AS OF 2024 YEAR END



5
11
19
7
7
8
8
44
15
4
1
19
13
25
1
26
17
36
24
35
2
3
10
6
23
1
1
68
133

FLORIDA	TEXAS	OHIO	ARIZONA	MISSOURI
133	68	44	35	25
$2.3M AUV	$2.2M AUV	$2.2M AUV	$2.4M AUV	$2.3M AUV

Our flexible box size of ~3,800–6,600 sq ft with an average net build-out cost of ~$1.75M allows us to fit in any real estate and supports visibility to 2,200 restaurants

- Demonstrated success of rapid unit growth
- *14.5% system-wide unit CAGR from 2014-2024*
- 572 locations across the U.S. at the 2024 year end
- Proven portability with restaurants in our top decile spanning 14 states and 22 DMAs

(1) Representative of our target 3-year new units performance, which is comparable to the historical 3-year performance of our new restaurants. (2) Cash-on-Cash Return is defined as Restaurant Level Operating Profit (excluding gift card breakage and deferred rent expense (income)) in the third year of operation (months 25-36 of operation) for company-owned restaurants divided by their cash build-out expenses, net of landlord incentives. (3) The Internal Rate of Return (IRR) is the annual growth rate that makes the net present value (NPV) of all cash flows from the investment zero. IRR represents the minimum yearly return needed for the investment in a new restaurant location to break even over the lease term. Note: Restaurant counts represent system-wide restaurants. AUV metrics by state is for Company-Owned restaurants only, representing trailing 12 months as of the end of Q4 2024.

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15 ** Pre-opening expenses are presented in one line item on the Consolidated Statements of Operations and Comprehensive Income Same-Restaurant Sales & Traffic Growth Pre-opening Expenses ** HISTORICAL DATA *Comparison to the 13-weeks and 52-weeks ended December 31, 2023, is provided for enhanced comparability. . Q1 Q2 YTD Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Other restaurant operating expenses $ 1,443 $ 2,088 $ 3,531 $ 957 $ 928 $ 828 $ 2,971 $ 5,684 $ 654 $ 643 $ 1,122 $ 1,956 $ 4,375 Occupancy expenses 1,217 1,419 $ 2,636 610 900 1,559 1,356 4,425 382 609 913 894 2,798 Total Pre-opening expenses $ 2,660 $ 3,507 $ 6,167 $ 1,567 $ 1,828 $ 2,387 $ 4,327 $ 10,109 $ 1,036 $ 1,252 $ 2,035 $ 2,850 $ 7,173 202320242025 Q1 Q2 YTD Q1 Q2 Q3 Q4 FY Q1 Q2 Q3 Q4 FY Same-Restaurant Sales Growth 0.7% 3.5% 2.1% 0.5% (0.3)% (1.9)% (0.3)% * (0.5)% * 12.9% 7.8% 4.8% 5.0% 7.6% Same-Restaurant Traffic Growth (Decline) (0.7)% 2.0% 0.6% (4.5)% (4.0)% (4.4)% (3.0)% * (4.0)% * 5.1% (1.2)% (1.9)% (1.3)% 0.2% Comparable Restarant Base 383 382 382 344 344 344 344 344 328 327 327 327 327 2025 2024 2023

NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

Adjusted EBITDA and Adjusted EBITDA margin

Management uses Adjusted EBITDA and Adjusted EBITDA margin (i) as factors in evaluating management's performance when determining incentive compensation, (ii) to evaluate the Company's operating results and the effectiveness of our business strategies, (iii) internally as benchmarks to compare the Company's performance to that of its competitors and (iv) to provide investors with additional transparency of the Company's operations. The use of Adjusted EBITDA and Adjusted EBITDA margin as performance measures permit a comparative assessment of the Company's operating performance relative to the Company's performance based on the Company's GAAP results, while isolating the effects of some items that are either nonrecurring in nature or vary from period to period without any correlation to the Company's ongoing core operating performance.

The adjacent table reconciles Net income and Net income margin, the most directly comparable GAAP measures, to Adjusted EBITDA and Adjusted EBITDA margin, respectively, for the periods indicated.

	THIRTEEN WEEKS	THIRTEEN WEEKS	TWENTY-SIX WEEKS	TWENTY-SIX WEEKS	FISCAL YEAR		
(in thousands)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024	2024	2023	2022
Net income	$2,106	$8,900	$1,277	$16,114	$18,925	$25,385	$6,907
Depreciation and amortization	18,136	14,536	34,693	26,807	57,715	41,223	34,230
Interest expense	4,003	3,381	7,337	5,980	12,640	8,063	5,232
Income taxes	1,470	4,879	762	7,678	9,101	10,690	5,684
EBITDA	25,715	31,696	44,069	56,579	98,381	85,361	52,053
Strategic costs [1]	799	161	2,033	396	1,843	892	2,318
Loss on extinguishment and modification of debt	-	-	-	428	428	-	-
Stock-based compensation [2]	2,790	2,452	5,049	4,318	8,525	7,604	10,374
Delaware Voluntary Disclosure Agreement Program [3]	29	67	53	75	126	1,250	149
Transaction expenses, net [4]	919	725	1,792	1,394	2,587	3,147	2,513
Insurance proceeds in connection with natural disasters, net [5]	-	-	-	-	329	(621)	115
Impairments and loss on disposal of assets [6]	127	153	136	272	525	1,359	920
Recruiting and relocation costs [7]	-	71	-	275	888	465	681
Severance costs [8]	-	-	-	178	204	26	155
Adjusted EBITDA	30,379	35,325	53,132	63,915	113,836	99,483	69,278
Total revenues	$307,887	$258,561	$590,127	$501,010	$1,015,910	$891,551	$730,162
Net income margin	0.7%	3.4%	0.2%	3.2%	1.9%	2.8%	0.9%
Adjusted EBITDA margin	9.9%	13.7%	9.0%	12.8%	11.2%	11.2%	9.5%
Additional information							
Deferred rent expense [9]	$293	$406	$478	$749	$1,318	$2,090	$2,418

(1) Represents costs related to process improvements and strategic initiatives. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(2) Represents non-cash, stock-based compensation expense, net of amounts capitalized, which is recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(3) Represents professional service costs incurred in connection with the Delaware Voluntary Disclosure Agreement Program related to unclaimed or abandoned property. These costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, secondary offering costs and, in 2024, an offsetting gain on release of contingent consideration liability and expenses related to debt.
(5) Represents insurance recoveries, net of costs incurred, in connection with hurricane damage, which were recorded in Other income, net on the Consolidated Statements of Operations and Comprehensive Income.
(6) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(7) Represents costs incurred for hiring qualified individuals. These costs are recorded within General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(8) Severance costs are recorded in General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.
(9) Represents the non-cash portion of straight-line rent expense recorded within both Occupancy expenses and General and administrative expenses on the Consolidated Statements of Operations and Comprehensive Income.

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NON-GAAP FINANCIAL MEASURES RECONCILIATIONS

Restaurant level operating profit and Restaurant level operating profit margin

Restaurant level operating profit and Restaurant level operating profit margin are not indicative of our overall results, and because they exclude corporate-level expenses, do not accrue directly to the benefit of our stockholders. We will continue to incur such expenses in the future. Restaurant level operating profit and Restaurant level operating profit margin are important measures we use to evaluate the performance and profitability of each operating restaurant, individually and in the aggregate and to make decisions regarding future spending and other operational decisions. We believe that Restaurant level operating profit and Restaurant level operating profit margin provide useful information about our operating results, identify operational trends and allow for transparency with respect to key metrics used by us in our financial and operational decision-making.

The adjacent table reconciles Income from operations and Income from operations margin, the most directly comparable GAAP financial measures, to Restaurant level operating profit and Restaurant level operating profit margin, respectively, for the periods indicated.

	THIRTEEN WEEKS	THIRTEEN WEEKS	TWENTY-SIX WEEKS	TWENTY-SIX WEEKS	FISCAL YEAR		
(in thousands)	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024	2024	2023	2022
Income from operations	$7,313	$16,447	$8,426	$28,733	$38,907	$41,267	$16,913
Less: Franchise revenues	(2,904)	(3,104)	(5,553)	(6,245)	(11,555)	(14,459)	(10,981)
Add:							
General and administrative expenses	33,185	27,189	63,404	54,847	113,270	103,121	84,959
Depreciation and amortization	18,136	14,536	34,693	26,807	57,715	41,223	34,230
Transaction expenses, net (1)	919	725	1,792	1,394	2,587	3,147	2,513
Impairments and loss on disposal of assets (2)	127	153	136	272	525	1,359	920
Costs in connection with natural disasters (3)	-	-	-	-	312	-	382
Restaurant level operating profit	$56,776	$55,946	$102,898	$105,808	$201,761	$175,658	$128,936
Restaurant sales	$304,983	$255,457	$584,574	$494,765	$1,004,355	$877,092	$719,181
Income from operations margin	2.4%	6.4%	1.4%	5.8%	3.9%	4.7%	2.4%
Restaurant level operating profit margin	18.6%	21.9%	17.6%	21.4%	20.1%	20.0%	17.9%
Additional information							
Deferred rent expense (4)	$244	$357	$379	$650	$1,119	$1,891	$2,219

(1) Represents costs incurred in connection with the acquisition of franchise-owned restaurants, secondary offering costs and, in 2024, an offsetting gain on release of contingent consideration liability and expenses related to debt.
(2) Represents costs related to the disposal of assets due to retirements, replacements or certain restaurant closures. There were no impairments recognized during the periods presented.
(3) Represents costs incurred in connection with hurricane damage. The costs include inventory spoilage and labor costs, which were recorded in Food and beverage costs and Labor and other related expenses, respectively, on the Consolidated Statements of Operations and Comprehensive Income.
(4) Represents the non-cash portion of straight-line rent expense recorded within Occupancy expenses on the Consolidated Statements of Operations and Comprehensive Income.

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18 The following definitions apply to these terms as used in this presentation: Adjusted EBITDA: a non-GAAP financial measure, is defined as net income (loss) before depreciation and amortization, interest expense, income taxes and items that the Company does not consider in the evaluation of its ongoing core operating performance. Adjusted EBITDA margin: a non-GAAP financial measure, is defined as Adjusted EBITDA as a percentage of total revenues. Average Unit Volume: the total restaurant sales (excluding gift card breakage) recognized in the comparable restaurant base, which is defined as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”), divided by the number of restaurants in the Comparable Restaurant Base during the period. This measurement allows management to assess changes in consumer spending patterns at our restaurants and the overall performance of our restaurant base. Restaurant level operating profit: a non-GAAP financial measure, is defined as restaurant sales, less restaurant operating expenses, which include food and beverage costs, labor and other related expenses, other restaurant operating expenses, pre-opening expenses and occupancy expenses. Restaurant level operating profit excludes corporate-level expenses and items that are not considered in the Company’s evaluation of its ongoing core operating performance. Restaurant level operating profit margin: a non-GAAP financial measure, is defined as Restaurant level operating profit as a percentage of restaurant sales. Same-restaurant sales growth: the percentage change in year-over-year restaurant sales (excluding gift card breakage) for the comparable restaurant base, which we define as the number of company-owned First Watch branded restaurants open for 18 months or longer as of the beginning of the fiscal year (“Comparable Restaurant Base”). For the thirteen and twenty-six weeks ended June 29, 2025 and June 30, 2024, there were 382 restaurants and 344 restaurants, respectively, in our Comparable Restaurant Base. Measuring our same-restaurant sales growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors to provide a consistent comparison of restaurant sales results and trends across periods within our core, established restaurant base, unaffected by results of store openings, closings, and other transitional changes Same-restaurant traffic growth: the percentage change in traffic counts as compared to the same period in the prior year using the Comparable Restaurant Base. Measuring our same- restaurant traffic growth allows management to evaluate the performance of our existing restaurant base. We believe this measure is useful for investors because an increase in same- restaurant traffic provides an indicator as to the development of our brand and the effectiveness of our marketing strategy. System-wide restaurants: the total number of restaurants, including all company-owned and franchise-owned restaurants. System-wide sales: consists of restaurant sales from our company-owned restaurants and franchise-owned restaurants. We do not recognize the restaurant sales from our franchise- owned restaurants as revenue. DEFINITIONS

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